Exhibit 10.13

AMENDMENT NO. 1
TO THE
EMPLOYMENT AGREEMENT

            AMENDMENT NO. 1 (the “First Amendment”) to the Employment Agreement (the “Agreement”) by and between Chimera Investment Corporation (the “Company”) and Choudhary Yarlagadda (“Executive”), effective as of January 20, 2016

            WHEREAS, the Board desires to amend the Agreement to clarify the allocation between cash and equity for the Executive’s 2015 compensation.

            NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended by the First Amendment as follows:

1.     Amendment to Plan.

The Agreement is amended by striking the second sentence of Section 3(b)(i) in its entirety and replacing in lieu thereof the following sentence:

The 2015 Annual Bonuses will be paid in a portion of cash and restricted stock or restricted stock units (“RSUs”) such that when combined with the 2015 Equity Award (as defined below), the Executive will receive 75% of such aggregate compensation in cash and 25% in the form of restricted stock or RSUs.

2.     Effective Date of Amendment; Ratification and Confirmation.

The First Amendment shall become effective upon approval by the Board. In all other respects, the Agreement is hereby ratified and confirmed.

3.     Governing Law.

THE FIRST AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT SUCH LAW IS PREEMPTED BY FEDERAL LAW.

4.   Counterparts

This First Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Exhibit 10.13

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

CHIMERA INVESTMENT CORPORATION
By: /s/ Matthew_Lambiase Name: Matthew Lambiase Title: President and Chief Executive Officer

CHOUDHARY YARLAGADDA
By: /s/ Choudhary Yarlagadda Name: Choudhary Yarlagadda